Exhibit 99.2

MAGNUS INTERNATIONAL RESOURCES INC. EXPLORATION UPDATE ON THE
MANGSHI PROPERTY, PURCHASE OF OPTION ON MINING LICENSE INTEREST, AND
CHANGE IN BOARD OF DIRECTORS

Las Vegas, Nevada – June 28, 2006 - Magnus International Resources Inc. (“Magnus” or the “Company”) (NASD OTC-BB: MGNU) is pleased to provide the following update in relation to new exploration progress and the option to purchase existing mining operations at the Mangshi Property, located in western Yunnan Province, Peoples Republic of China.

Exploration Update – Mangshi Concession

Exploration drilling has continued on the Mangshi Concession, where Magnus is exploring in collaboration with partner Team 209 through the joint venture company Yunnan Western Mining Ltd.  To date 25 drill holes have been completed and a total of 5,282 meters of HQ core have been drilled.

A summary of the drilling progress shows the progression of the drilling program.

D.D.H. No.	Area / Zone	Length of Hole (m)	Cumulative Length (m)	Remarks
MS05-01	MAIWOBA	336.00	336	FAA Au, ICP
MS05-02	MAIWOBA	300.00	636	FAA Au, ICP
MS05-03	MAIWOBA	352.95	989	FAA Au, ICP
MS05-04	MAIWOBA	350.15	1,339	FAA Au, ICP
MS05-05	MAIWOBA	303.00	1,642	FAA Au, ICP
MS06-06	MAIWOBA	301.75	1,944	FAA Au, ICP
MS06-07	MAIWOBA	253.25	2,197	FAA Au, ICP
MS06-08	MAIWOBA	215.45	2,413	FAA Au, ICP
MS06-09	MAIWOBA	200.55	2,613	FAA Au, ICP
MS06-10	MAIWOBA	200.25	2,813	FAA Au, ICP
MS06-11	MAIWOBA	361.75	3,175	FAA Au, ICP
MS06-12	MAIWOBA	204.95	3,380	FAA Au, ICP
MS06-13	MAIWOBA	202.45	3,583	FAA Au, ICP
MS06-14	GUOYUAN	251.05	3,834	FAA Au, ICP
MS06-15	MAIWOBA	148.90	3,982	FAA Au, ICP
MS06-16	GUOYUAN	200.00	4,182	FAA Au, ICP
MS06-17	MAIWOBA	105.30	4,288	FAA Au, ICP
MS06-18	MAIWOBA	101.50	4,389	FAA Au, ICP
MS06-19	MAIWOBA	101.10	4,490	FAA Au, ICP
MS06-20	MAIWOBA	150.40	4,641	FAA Au, ICP
MS06-21	MAIWOBA	103.20	4,744	FAA Au, ICP
MS06-22	MAIWOBA	103.95	4,848	FAA Au, ICP
MS06-23	MAIWOBA	101.10	4,949	FAA Au, ICP
MS06-24	MAIWOBA	182.60	5,132	FAA Au, ICP
MS06-25	MAIWOBA	150.30	5,282	FAA Au, ICP

Analysis results for these holes all have been received, and results from gold-mineralized intersections are tabulated below.

HoleID	From (m)	To (m)	Length (m)	Weighted Assay (g/t)
MS05-02	0.00	26.70	26.70	0.64
MS05-02	30.85	50.65	19.80	0.58
MS05-02	59.45	75.45	16.00	0.68
MS05-03	12.60	35.40	22.80	1.29
MS05-03	68.70	86.60	17.90	0.48
MS05-04	67.85	71.70	3.85	0.62
MS05-06	23.90	41.00	17.10	1.47
MS05-07	24.40	39.50	15.10	2.03
MS06-13	0.00	40.45	40.45	0.73
MS06-13	53.05	66.50	13.45	1.04
MS06-18	73.20	81.08	7.88	0.73
MS06-19	1.75	14.95	13.20	0.72
MS06-20	72.20	81.50	9.30	0.25
MS06-21	41.90	53.90	12.00	0.93
MS06-22	0.00	28.95	28.95	0.91
MS06-23	0.00	3.70	3.70	0.32
MS06-24	11.70	14.95	3.25	0.59
MS06-25	0.00	14.60	14.60	0.26

Drill hole locations are displayed in the figure below.  The figure illustrates that only a relatively small portion of the mining license and mineralized trend at Mangshi has been drill tested.

MS06-20 was well mineralized with sulphides, and contained Au concentrations from 70.1m to 90.15 with assay values between 0.1 to 4.9 grams/tonne Gold, but not over consistent drill widths.  MS06-23 and MS06-25 contained altered rocks and weak Au mineralization.

Mineralized drill holes to date are 2, 3, 6, 7, 18, 19, 20, 21, 22, and 24.  These may be defining a mineralized trend as shown in Figure 1.

Exploration staff are in the process of integrating all drill hole, mapping, geophysics, and structural geology information to define targets in anticipation of a second phase of drilling on the project.

Mangshi Property
Drill Holes
MiningLicense
Hole 25
Holes 1, 4
Hole 20
Hole 22
Holes 5, 8
Hole 17
Hole 19
Hole 15
Holes 6, 7
Holes 2, 3
Hole 9
Hole 12
Hole 21
Hole 10
Possible
Au - Mineralized
Trend
N
W
E
S
200
Meters

Figure 1: Mangshi drill hole locations, including mineralized drill holes 2, 3, 6, 7, 18, 19, 20, 21, 22, and 24.

The Magnus exploration and management teams together with the Yunnan Western Mining Ltd. exploration teams are highly encouraged by these drilling results and excited about the ongoing exploration opportunity in the Mangshi district.

Additional information on the 3 kilometer-long soil geochemistry feature at Mangshi and more information on the exploration program at Mangshi can be found on the Magnus International Resources website at www.magnusresources.com.

Purchase of Option on Mining License Operations

On June 26, 2006, Magnus, through its joint venture subsidiary, Yunnan Western Mining Ltd. (“Western Mining”), entered into an agreement (the “Agreement”) to purchase all of the assets of the Mangshi Gold Mine of Team 209 (the “Mangshi Gold Mine”), a subsidiary of Geological Team 209 of the Nuclear Industry Department of the Peoples Republic of China (“Team 209”) in exchange for payment of an aggregate of 22,000,000 RMB over the next three (3) years.  The Mangshi Gold Mine assets include:
  All current mining rights to the Mangshi Gold Mine mining license;
  All leaching pads, except those that are actively being leached or newly prepared pads prior to the date of executing this Agreement, which upon completion of leaching such leaching pads will belong to Western Mining;
  All of the equipment, production material and other tools of Mangshi Gold Mine, including two jaw crushers and four tractors, except for those specifically excluded in the Agreement; and
  All exploration data and production procedure accumulated by Mangshi Gold Mine in connection with its mining and exploration activities at Mangshi to date.

The Agreement provides that Western Mining will assign a team of specialists to confirm the exploration data of Mangshi Gold Mine and based on the report to be delivered by the specialists, Western Mining will determine within one week whether to accept the mining license and the mining assets.

Under the Agreement, Western Mining is to pay the 22,000,000 RMB to Mangshi Gold Mine as follows:

  15,000,000 RMB within ten (10) days of execution of the Agreement and completion of the transfers, to the bank account designated by Mangshi Gold Mine;
  5,000,000 RMB by June 30, 2007, to the bank account designated by Mangshi Gold Mine; and
  2,000,000 RMB by June 30, 2008, to the bank account designated by Mangshi Gold Mine.

The parties are also subject to other rights and obligations as set forth in the Agreement.

On October 29, 2005, the Company, through Western Mining, agreed to purchase the Mangshi mining license from Team 209 in exchange for 150,000 shares of common stock of the Company. Under that mining license transfer agreement, the mining license holding the permits were to be transferred to Western Mining, while the existing heap leach operations were to be allowed to continue to be operated by Team 209, but only to a maximum depth of 15 meters, only for a maximum period of 3 years from the date of execution and only for resources (gold in loose unconsolidated red soil) as defined under the agreement. The Company maintained an option to purchase the existing estimated resources within the mining license at any time. Under the current agreement, all existing mining rights immediately pass to Western Mining, and Western Mining plans to start operating the heap leach pads in the near future.

Change in Board of Directors

On June 23, 2006, Mr. Pete Smith, a director and officer of the Company, resigned from his positions as Vice President of Corporate Affairs and as a director of the Company, without having any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Smith had been a director of the Company since May 4, 2004 and Vice-President of Corporate Affairs since February 8, 2005.  Mr. Smith resigned from such positions in order to pursue other interests outside the Company, but he plans to remain as a consultant to the Company, on a part-time basis.

ABOUT MAGNUS INTERNATIONAL RESOURCES, INC.

Magnus International Resources, Inc. is engaged in the acquisition, exploration and development of mineral properties, focusing primarily on gold and copper properties in China. Magnus currently retains a potential 90% interest in two Sino-foreign gold joint venture exploration projects. The Huidong property is northwest of and on trend with Southwestern Resources' Boka gold project. The Mangshi project is located within the 40km Luxi Gold Belt in western Yunnan Province.

For further information please refer to the Company's filings with the SEC on EDGAR or refer to Magnus' website at www.magnusresources.com.

If you would like to receive regular updates on Magnus please send your email request to info@magnusresources.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Magnus International Resources Inc.
Investor Relations
1-888-888-1494
info@magnusresources.com
www.magnusresources.com

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Magnus International Resources, Inc., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Magnus expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to price volatility of gold and other metals; currency fluctuations; political, operational, and governmental approval and regulation risks in China. For a more detailed discussion of such risks and other factors, please see "Risk Factors" in our Form 10-K for our most recently completed fiscal year, on file with the SEC at www.sec.gov. This document also contains information about adjacent properties on which Magnus has no rights to explore or mine. Investors are cautioned that mineral deposits on adjacent properties are not necessarily indicative of mineral deposits on Magnus' properties.